EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Advanced Medical Institute Inc. (the "Company") on Form 10-K/A for the period ending June 30, 2008, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Jacov (Jack) Vaisman, Principal Executive Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, to my knowledge that:

(1)           The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Jacov (Jack) Vaisman
Jacov (Jack) Vaisman
Chief Executive Officer
Date: March 25, 2010

A signed original of this written statement required by Section 906 has been provided to Advanced Medical Institute Inc. and will be retained by Advanced Medical Institute Inc. and furnished to the Securities and Exchange Commission or its staff upon request.